Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

DAEGIS INC. ENTERS INTO AGREEMENT TO BE ACQUIRED

BY OPEN TEXT CORPORATION

Irving, Texas – October 8, 2015 – Daegis Inc. (NASDAQ: DAEG) (“Daegis” or the “Company”) has entered into a definitive agreement with Open Text Corporation (NASDAQ:OTEX) (TSX:OTC) (“OpenText”) and an indirect wholly owned subsidiary of OpenText whereby OpenText will acquire all of the outstanding shares of Daegis for $0.82 per share in cash pursuant to an Agreement and Plan of Merger dated October 8, 2015 (the “Merger Agreement”).

Under the terms of the Merger Agreement, OpenText will commence a tender offer within 10 business days for all shares of outstanding common stock of Daegis for $0.82 per share in cash (the “Tender Offer”), reflecting a total equity value of approximately $13.5 million. The Tender Offer will expire on the 20th business day following and including the commencement date, unless extended in accordance with the terms of the Merger Agreement and the applicable rules and regulations of the Securities and Exchange Commission. Following the completion of the Tender Offer, the parties will complete a second-step merger in which any remaining shares of the Company’s common stock will be converted into the right to receive the same price per share paid in the Tender Offer (the “Merger”).

The Company’s Board of Directors unanimously approved the Merger Agreement and unanimously recommends that the Company’s shareholders tender their shares in the Tender Offer.

The closing of the Tender Offer is subject to certain conditions, including the tender of at least a majority of the total number of Daegis shares outstanding, and other customary conditions. There is no financing condition to the obligations to consummate the transaction.

The Company

Daegis Inc. (NASDAQ: DAEG), is a global enterprise software company with comprehensive offerings for information governance, application migration, data management and application development. Our products include leading-edge enterprise archive and eDiscovery technology, mobile application development technology, application migration and data management software. Approximately 20% of Fortune 100 companies use our solutions. We are headquartered in Irving, Texas and serve our worldwide customer base through our offices in California, New Jersey, Australia, Canada, Germany and the UK.

Financial Advisors

MHT MidSpan, L.P. provided a fairness opinion to the Board of Directors of Daegis.

Important Information for Investors and Security Holders

This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the outstanding shares of the Company’s common stock described in this press release has not commenced. At the time the Offer is commenced, OpenText and its wholly-owned merger subsidiary will file a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission (“SEC”), and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. The Tender Offer Statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the Solicitation/Recommendation Statement will contain important information that should be read carefully before any decision is made with respect to the Offer. Investors may obtain a free copy of the Solicitation/Recommendation Statement and other documents (when available) that the Company files with the SEC on the SEC’s web site at www.sec.gov, or free of charge from the Company at www.daegis.com or by directing a request to Daegis Inc., 600 East Las Colinas Boulevard, Suite 1500, Irving, Texas 75039, Attention: Investor Relations, (800) 828-7660.

Forward-Looking Statements

This press release and the other documents referenced herein may contain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company and certain plans and objectives of its board of directors. All statements other than statements of historical or current facts included in this press release are forward-looking statements. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “plan”, “goal”, “believe”, “will”, “may”, “should”, “would”, “could” or other words of similar meaning. Such statements are based on the Company’s current beliefs and expectations and are subject to significant risks and uncertainties. Actual results may vary materially from those set forth in the forward-looking statements. Among others, the following risks and uncertainties could cause actual results to differ from those set forth in the forward-looking statements: (i) that the Offer or the Merger may not be consummated in a timely manner, if at all; (ii) uncertainty as to the number of stockholders who will tender their shares in the Offer; (iii) failure to obtain any applicable regulatory approvals, or that a governmental entity may prohibit, delay or enjoin the Merger; (iv) that the Merger Agreement may be terminated in circumstances that would cause the Company to pay OpenText a termination fee, (v) that the business of the Company may suffer as a result of the proposed Merger and the Merger Agreement is terminated; (vi) failure to satisfy conditions to the acceptance of shares for payment in the Offer or the consummation of the Merger; and (vii) general economic and business conditions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or in the case of the statements incorporated by reference, as of the date of such statements. Additional risk factors that may affect future results are contained in the Company’s Annual Report on Form 10-K filed with the SEC on August 5, 2015 and in the Company’s other filings with the SEC. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Media/Investor Contact

Daegis

Susan K. Conner

(214) 584-6427

sconner@daegis.com